UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2018

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

A total of 70,592,506 shares were present or represented by proxy at the annual meeting of stockholders of Waters Corporation (the “Company”) on May 9, 2017, representing approximately 90.16% of all shares entitled to vote. The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

PROPOSAL 1. ELECTION OF DIRECTORS

	For	Against	Abstain	Broker Non-Votes
Election of Directors:
Christopher J. O’Connell	63,370,689	2,532,788	379,947	4,309,082
Michael J. Berendt, Ph.D.	60,249,178	5,870,826	163,419	4,309,083
Edward Conard	62,243,898	3,999,378	40,148	4,309,082
Laurie H. Glimcher, M.D.	62,309,383	3,936,825	37,215	4,309,083
Christopher A. Kuebler	64,320,829	1,922,292	40,303	4,309,082
Flemming Ornskov, M.D.	65,913,941	328,356	41,127	4,309,082
JoAnn A. Reed	65,235,548	1,010,047	37,828	4,309,083
Thomas P. Salice	61,123,819	5,117,888	41,717	4,309,082

In accordance with the Company’s Amended and Restated Bylaws and pursuant to the foregoing vote, each of the nominated directors was re-elected to the Company’s board of directors.

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	For	Against	Abstain	Broker Non-Votes
Pursuant to the foregoing vote, the ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm was approved.	69,135,164	1,395,834	61,508	—

PROPOSAL 3. NON-BINDING VOTE ON EXECUTIVE COMPENSATION

	For	Against	Abstain	Broker Non-Votes
Pursuant to the foregoing vote, the stockholders adopted a non-binding advisory resolution indicating their approval of the compensation paid to the Company’s named executive officers.	55,147,479	11,053,542	82,404	4,309,081

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: May 11, 2018	By:	/s/ SHERRY L. BUCK
	Name:	Sherry L. Buck
	Title:	Senior Vice President and Chief Financial Officer